UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019 (February 21, 2019)

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2929 Walnut Street, Suite 1700

Philadelphia, PA 19104

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Brandywine Realty Trust

Emerging growth company  ☐

Brandywine Realty Trust

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 21, 2019, the Compensation Committee of our Board of Trustees (the “Committee”) awarded 2018 annual incentives and equity-based long-term incentives for our senior executives and set their 2019 base salaries. The tables below reflect awards to those of our current executive officers who were identified as named executive officers in the proxy statement for our 2018 annual meeting of shareholders.

2018 Annual Cash Incentives Payable

The table below sets forth the annual cash incentives awarded to each of the following with respect to 2018 performance:

Name	Annual Incentive
Gerard H. Sweeney	$1,545,000
H. Jeffrey DeVuono	$412,000
George D. Johnstone	$369,513
William D. Redd	$356,380
Thomas E. Wirth	$437,750

2019 Equity Awards: Performance Units; Restricted Common Share Rights

The table below sets forth the equity-based long-term incentives awarded to each of the named executive officers. These awards were in the forms of (i) restricted performance share units (“Performance Units”); and (ii) time-vested or time-settled restricted common share rights that are scheduled to vest and/or be settled over three and two-year periods (“Restricted Share Rights”).

Name	Performance Units (#)	Three-Year Restricted Share Rights (#)[1]	Two-Year Restricted Share Rights (#)	Aggregate Grant Date Fair Value of Performance Units and Three-Year and Two-Year Restricted Share Rights
Gerard H. Sweeney	75,433	51,529	27,546	$2,867,500
H. Jeffrey DeVuono	19,032	13,001	2,755	$658,000
George D. Johnstone	15,333	10,474	2,273	$530,937
William D. Redd	17,408	11,891	2,794	$606,120
Thomas E. Wirth	29,245	19,978	3,988	$1,007,250

[1]	Not including any additional shares that may be earned pursuant to the outperformance feature described below (which may range from 0 to 200% of the amount stated in this column).

Performance Units. Performance units represent the right to earn common shares under our 2019-2021 Restricted Performance Share Unit Program (the “Performance Unit Program”). The number of common shares, if any, deliverable depends on our total return to shareholders during the measurement period that commenced on January 1, 2019 and that ends on the earlier of December 31, 2021 or the date of a change of control, as defined in, compared to the total return to shareholders for the measurement period of the component members (excluding us) of the FTSE NAREIT Equity Office Index (the “Index Companies”). If our total return to shareholders over the measurement period places us below the 25th percentile of the Index Companies, then no shares will be earned under the Performance Unit Program. If our total return to shareholders over the measurement period places us at or above the 25th percentile of the Index Companies, then a percentage of the awards (ranging from 50% to 200%) will be earned. Dividends equivalents are credited as additional performance units, subject to the same terms and conditions as the original performance units, with respect to all dividends paid after the grant date and based on the price per common share on the applicable dividend payment date. In the event of a termination due to death, disability or qualifying retirement, performance will be evaluated and the earned shares (if any) will be determined as of the last day of the month in which the termination occurs. For this purpose, an award recipient will be eligible for qualifying retirement once he or she attains age 57 and completes at least 15 years of service

Restricted Share Rights. Restricted Share Rights represent the right to receive common shares on a future date, subject to any applicable service and/or performance conditions. Each Three-Year Restricted Share Right is scheduled to vest in three equal installments on each of April 15, 2020, April 15, 2021 and April 15, 2022. Each Two-Year Restricted Share Right is scheduled to vest in two equal installments on each of April 15, 2020 and April 15, 2021. Restricted Share Rights are subject to accelerated vesting in the event of death or disability prior to the otherwise scheduled vesting dates. In addition, vesting will also accelerate in the event of involuntary termination within one year following a change in control. Three-Year Restricted Share Rights will also become payable upon qualifying retirement, even if it occurs prior to the otherwise applicable vesting date. The Two-Year Restricted Share Rights do not contain a retirement feature and therefore also serve to encourage the retention of our long-tenured executives.

Dividend equivalents are payable in cash on the Restricted Share Rights with respect to all dividends paid after the grant date at the same time as the associated dividend payment (the foregoing only applies to the basic number of shares subject to these awards — see below regarding dividend equivalents payable with respect to any additional shares earned under the outperformance feature of these awards).

Outperformance Feature for Three-Year Restricted Share Rights. The Three-Year Restricted Share Rights granted this year include an “outperformance feature” whereby additional shares may be earned, up to 200% of the shares subject to the basic award, based on the Company’s achievement of superior results for same-store net operating cash income growth and development activity during the three-year period ending December 31, 2021. These performance goals will be weighted equally to determine the number of additional shares earned, if any. Half of any additional shares earned will vest based on continued service through each of January 1, 2022 and January 1, 2023, provided that this additional service requirement will be waived in the event of a death, disability or qualifying retirement.

In the case of death, disability or qualifying retirement prior to December 31, 2021, the opportunity to earn additional shares under the outperformance feature will remain in effect, but the number of additional shares earned at the conclusion of the performance period (if any) will be pro-rated to reflect the fraction of the performance period actually worked.

In the event of a change in control prior to December 31, 2021, the performance period will be truncated and the number of additional shares earned will be determined by the Committee based on performance through the end of the fiscal quarter immediately preceding the transaction. The additional time vesting period noted above will continue to apply, except as otherwise indicated with respect to death, disability or qualifying retirement.

Dividend equivalents on any additional shares earned under the outperformance feature will be payable in cash at the same time as the associated dividend payment, but only with respect to dividends paid following the end of the performance period.

Forms of Performance Unit Program and Award Agreements

The award agreements for the Performance Units, Three-Year Restricted Share Rights and Two-Year Restricted Share Rights will be individualized for each recipient and will be in substantially the forms attached as exhibits to this Form 8-K. The Performance Unit Program is also attached as an exhibit to this Form 8-K. The discussion above is a summary only, and we encourage you to review the full text of the forms of award agreements and Performance Unit Program attached as exhibits.

2019 Base Salary Adjustments

The table below shows 2018 and 2019 base salary information established by the Compensation Committee for the following executives.

Name	2018 Base Salary	2019 Base Salary
Gerard H. Sweeney	$750,000	$750,000
H. Jeffrey DeVuono	$400,000	$410,000
George D. Johnstone	$358,750	$367,000
William D. Redd	$346,000	$375,000
Thomas E. Wirth	$425,000	$450,000

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Form of Performance Unit Award Agreement.

10.2	2019-2021 Performance Share Unit Program.

10.3	Form of Three-Year Restricted Common Share Rights Award (with outperformance feature).

10.4	Form of Two-Year Restricted Common Share Rights Award.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P.

By:	Brandywine Realty Trust, ITS SOLE GENERAL PARNTER

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: February 25, 2019

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